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                                   Amendment
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                                    to the
                                    ------
                         FMC 1990 Incentive Share Plan
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     WHEREAS, FMC Corporation (the "Company") maintains the FMC 1990 Incentive
Share Plan (the "Plan"); and

     WHEREAS, the Company previously has amended the Plan and the Company now considers it desirable to further amend the Plan.

     NOW, THEREFORE, in exercise of the authority delegated to the undersigned officer by Resolution of the Company's Board of Directors and by virtue of the power reserved to the Company under Section 12(a) of the Plan, the Plan, as previously amended, be and is hereby further amended, by substituting the following for Section 11(a) of the Plan, effective as of September 1, 1999:

               "(a) Assignment and Transfer. Except as provided below, Options shall not be transferable other than by will or the laws of descent and distribution, shall not be subject to execution, attachment or similar process, and may be exercised or otherwise realized, during the grantee's lifetime, only by the grantee or his or her guardian or legal representative.

                    (i) Beginning September 1, 1999, an Option agreement for a grant of Nonqualified Stock Options, may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to: (A) the Participant's spouse or lineal descendants; (B) the trustee of a trust for the primary benefit of the Participant, the Participant's spouse or lineal descendants, or any combination thereof; (C) a partnership of which the Participant, the Participant's spouse and/or lineal descendants are the only partners; (D) custodianships under the Uniform Transfers to Minors Act or any other similar statute; or
               (E) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the


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               Participant's rights with respect to the assigned portion of such
               Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if:
               (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Option agreement and any amendment thereto as approved by the Committee. The Committee's approval of an Option agreement with assignment rights or amendment of an Option agreement to allow for assignment rights for any one Participant shall not require the Committee to include such assignment rights in an Option agreement or any amendment thereto with any other Participant.
               Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment.

                    (iii) An assignee or transferee of an Option must sign an agreement with FMC to be bound by the terms of the applicable Option agreement."

          IN WITNESS WHEREOF, the Company has caused this Amendment of the Plan to be executed this 16th day of September, 1999.

                                       FMC Corporation


                                       By: /s/ Michael Murray
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                                         Its:  Vice President, Human Resources
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